AMENDMENT NO. 1 TO THE
MCCORMICK & COMPANY, INCORPORATED
2022 OMNIBUS INCENTIVE PLAN

WHEREAS, McCormick & Company, Incorporated (the “Company”), sponsors the 2022 Omnibus Incentive Plan, which was effective March 30, 2022 (the “Plan”);
WHEREAS, pursuant to Section 15 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time, subject to certain limitations not relevant here; and
WHEREAS, the Board wishes to amend the Plan to clarify that the limits on annual grants of certain types of awards to any individual grantee are intended to be stated as a percentage of the combination of both voting and non-voting common stock of the Company.
NOW, THEREFORE, effective June 28, 2022, the definition of “Share” in Section 2 of the Plan (“Definitions”) is amended and restated in its entirety to read as follows:
“Share” means a share of Common Stock, except that, for purposes of determining the limits in Section 7(a)(vii) (Annual Limits on Options and SARs), Section 7(b)(iii) (Annual Share Limits), and Section 7(c)(ii) (Annual Share Limits), Share shall include both Common Stock and the common stock of the Company without voting rights.
IN WITNESS WHEREOF, this Amendment No. 1 to the Plan has been executed on behalf of the Company this 28th day of June 2022.

MCCORMICK & COMPANY, INCORPORATED

By:    /s/ Lisa B. Manzone
Name: Lisa B. Manzone
Title: Senior Vice President, Human Relations